Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated June 7, 2024, relating to the financial statements of EQV Ventures Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

We have served as the Company’s auditor since 2024.

/s/ WithumSmith+Brown, PC

New York, New York

July 11, 2024